UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 5, 2009

CYPRESS BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-12943	22-2389839
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4350 Executive Drive, Suite 325, San Diego, CA (Address of principal executive offices)	92121 (Zip Code)
(858) 452-2323
Registrant’s telephone number, including area code
Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On March 6, 2009, Cypress Bioscience, Inc. issued a joint press release with Forest Laboratories, Inc. announcing that they expect to ship Savella™ (milnacipran HCl), a selective serotonin and norepinephrine reuptake inhibitor for the management of fibromyalgia, to wholesalers and pharmacies by mid 2009. Savella was approved by the U. S. Food and Drug Administration (FDA) on January 14, 2009 and was originally expected to be available in March 2009. The companies submitted a minor post-approval cosmetic formulation change for FDA approval. A response from the FDA is anticipated no later than May, 2009. The text of this press release is set forth as Exhibit 99.1 hereto and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits:

99.1	Press Release dated March 6, 2009 titled “Forest Laboratories, Inc. and Cypress Bioscience, Inc. Announce Revised Timing for Commercial Availability of Savella™”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Cypress Bioscience, Inc.
Date: March 6, 2009	/s/ Sabrina Martucci Johnson
Sabrina Martucci Johnson
Executive Vice President, Chief Operating Officer and Chief Financial Officer

Exhibit Index

Number	Description

99.1	Press Release dated March 6, 2009 titled “Forest Laboratories, Inc. and Cypress Bioscience, Inc. Announce Revised Timing for Commercial Availability of Savella™”